                                                                    EXHIBIT 10.6


                                    AGREEMENT

         This Agreement ("Agreement") is effective as of December ___, 2002, ("Effective Date") by and between uWink, Inc., a Delaware corporation ("uWink"), and Scientific Games Corporation, a Delaware corporation and/or any affiliate ("SGC"), (each a "Party" and collectively the "Parties").

         A. uWink is a global network entertainment system, offering an array of games, regularly scheduled prized tournaments, league play, E-commerce, news and other products using touch screen terminals;

         B. SGC is engaged in the business of providing products to the lottery, racing, and telecommunications industries; and

         C. The Parties desire to set out the terms of their agreement with respect to the rights and duties of uWink and SGC, all as more particularly set forth below.

         NOW THEREFORE, in consideration of the mutual provisions contained herein, the receipt and sufficiency of which are hereby acknowledged, and the mutual benefits they will gain by their performances thereof, all in accordance with the provisions hereinafter set forth, the Parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS
                                   -----------

         1.1 CONFIDENTIAL INFORMATION. The term "Confidential Information" means any confidential information of a Party relating to any designs, know-how, inventions, technical data, ideas, uses, processes, methods, formulae, research and development activities, work in process, or any scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form (which is marked confidential or acknowledged as being confidential prior to disclosure). If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in writing by the disclosing Party within thirty (30) days of disclosure. Confidential Information shall also include any other information in oral, written, graphic or electronic form which, given the circumstances surrounding such disclosure, would be considered confidential.

         1.2 ELECTED PATENT. The term "Elected Patent" is defined in Section5.2.

         1.3 FIELD. The term "Field" means lottery or gaming markets that operate on chance, and not skill, and shall be deemed to include pari-mutuel wagering

         1.4 GROSS SALES. The term "Gross Sales" means, with respect to uWink Products, the total amount of invoiced sales by uWink, less all amounts for freight, insurance, sales and use taxes.

         1.5 GROSS LICENSE FEES. The term "Gross License Fees" means, with respect to uWink Products, the total amount of license fees invoiced by uWink.

         1.6 INTELLECTUAL PROPERTY RIGHTS. The term "Intellectual Property Rights" means all United States and worldwide trademarks, service marks, trade names, trade dress, logos, copyrights, rights of authorship, inventions, mask work rights, moral rights, patents, rights of inventorship, all applications, registrations and renewals in connection with any of the above, database rights, know-how, trade secrets, rights of publicity, privacy and/or defamation, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related thereto.

         1.7 LICENSE. The term "License" is defined in Section 4.

         1.8 NET SALES PRICE. The term "New Sales Price" means the Gross Sales Price less the complete cost of making such uWink Product, including all material and components, and direct labor and overhead which may be allocated thereto in accordance with generally accepted accounting principles consistently applied, as by an independent accounting firm suggested by uWink.

         1.9 NEW PRODUCTS. The term "New Products" means newly developed uWink Products and concepts for uWink Products for the Field that have not been sold or distributed into the commercial market as of the Effective Date. "New Products" does not include and specifically excludes new versions of uWink Products that are sold or distributed into the commercial market as of the Effective Date.

         1.10 OPPORTUNITY NOTICE. The term "Opportunity Notice" is defined in Section3.1.

         1.11 PERSON. The term "Person" means an individual, partnership (general or limited), limited liability company, corporation or other single corporate entity.

         1.12 PROGRAM. The term "Program" means the process during the term of this Agreement by which SGC is informed about the business plans of uWink in order for SGC to determine whether such information and/or ideas may be useful in the business of SGC and the process by which SGC discloses information concerning its business to uWink in order for uWink to decide which information it has is relevant to the business of SGC. .

         1.13 PROSECUTION NOTICE. The term "Prosecution Notice" is defined in Section5.1.

         1.14 SALE. The term " Sale" is defined in Section4.1.

         1.15 UWINK PRODUCT. The term "uWink Product" or "uWink Products" means uWink's touchscreen terminals intended to be used in the Field.

                                    ARTICLE 2

                                     PROGRAM
                                     -------

         2.1 COOPERATION.

                  2.1.1 During the term of the Program, the Parties shall cooperate with respect to the Program goals in such of the following ways as are appropriate:

                           (i) exchange of information;

                           (ii) exchange of delegations of specialists and
trainees;

                           (iii) mutual consultations for the purpose of
discussing and analyzing engineering and technical problems, technical principles, ideas and concepts;

                           (iv) such other procedures as may be mutually agreed.

                  2.1.2 The results of such efforts will be presented in writing.

                  2.1.3 Under no circumstances shall uWink at any time enter into any similar relationship in the Field to or with any direct or indirect competitor of SGC.

                  2.1.4 All Intellectual Property Rights developed, made, conceived or reduced to practice by either Party or by either Party's agents or contractors prior to the date of this Agreement, together with any and all property rights embodied therein, and any and all licenses of proprietary rights acquired by either Party prior to the date of this Agreement, as between the Parties, is and shall remain the sole property of such Party and nothing herein shall be construed to confer any rights upon either Party by implication, estoppel or otherwise as to any technology except such rights as are expressly granted in this Agreement.

                                    ARTICLE 3

                  RIGHT OF FIRST NEGOTIATION AND FIRST REFUSAL
                  --------------------------------------------

         3.1 NOTICE. uWink will provide SGC with a single written notice for each such New Product ("Opportunity Notice"). The timing of the Opportunity Notice shall be determined by uWink, in its sole discretion, provided that uWink must choose one of the following events as the event triggering the Opportunity Notice and must provide the Notice in a timely manner following: (i) disclosure of a concept, (ii) the tender of a prototype, or (iii) definition of a product requirement.

         3.2 RIGHT OF FIRST NEGOTIATION AND FIRST REFUSAL. uWink hereby grants, during the term of this Agreement, to SGC the exclusive right of first negotiation and the right of last refusal with reference to the acquisition of an exclusive, world-wide license ("License") in the Field to any New Product.

                  3.2.1 uWink and SGC will negotiate the terms and conditions of one or more Licenses during the ninety day period commencing on the date of the Opportunity Notice If uWink and SGC are unable to agree on the terms and conditions during this exclusive negotiation period, uWink will then be free to negotiate with third parties subject only to SGC's right of last refusal.

                  3.2.2 The term "right of last refusal" as used herein shall mean SGC's right to accept the same material terms and conditions that uWink has been able to negotiate with one or more third parties for a License. SGC shall have a period of thirty business days commencing on the first business day after SGC receives written notice from uWink of the details of such material terms and conditions together with uWink's acknowledgment that they are willing to accept such proposed terms and conditions in which to exercise its right of last refusal. If SGC elects not to, or fails to, exercise its right of last refusal as herein provided, uWink shall be free to enter into an agreement with such third party on such material terms and conditions, provided, however, that if uWink fails or refuses for any reason whatsoever to enter into an agreement with said third party or parties on terms and conditions consistent in all material respects with those set forth in the notice to SGC, SGC's right of last refusal shall continue pursuant to the terms of this Agreement.

         3.3 END OF TERM LICENSE. At the expiration of the term of this Agreement for other than a breach by SGC, if any New Product is developed to the prototype stage during the term of this Agreement has not been the subject of an Opportunity Notice, as required herein, then SGC may demand arbitration in New York City in accordance with the Rules of the American Arbitration Association to determine an appropriate license fee for SGC to acquire a License to said New Product.

                                    ARTICLE 4

                         LICENSES AND SALES OF PRODUCTS

         4.1 LICENSES AND SALES. SGC may assist uWink, on a non-exclusive basis, in introducing uWink to Persons and uWink shall either attempt to negotiate licenses with such Persons for the supply of uWink Products in the Field, including, without limitation New Products ("License") or negotiate sales of such products ("Sale"). SGC shall coordinate its efforts to introduce Persons to uWink by providing the name and details of such Person to uWink prior to making an introduction. Should such Person already be known to uWink in connection with a similar proposed business arrangement or should uWink desire not to enter into an agreement with such Person, then uWink will advise SGC of such fact and this Section shall not apply with respect to such Person, unless otherwise agreed upon in writing by the Parties.

         4.2 APPLICABILITY. This Section shall apply only with respect to the consummation of a License with or a Sale to a Person provided that (i) SGC introduced such Person to uWink, and (ii) SGC participated in the negotiation of such License or Sale, and not with respect to any other transaction by uWink including, without limitation, any other transaction or business arrangement with such Person. uWink shall allow SGC to participate in any negotiations.

         4.3 COMPENSATION. In the event that uWink, during the term of this Agreement or within six (6) months after the termination or expiration of the term of this Agreement, in its sole discretion enters with a Person introduced by SGC into a License or Sale, then SGC shall be paid as its sole and final compensation under this Section an amount equal to, respectively, with respect to Licenses, five percent (5%) in cash of the Gross License Fees received by uWink, and with respect to Sales, the greater of five percent (5%) in cash of the Gross Sales price received by uWink from such Sale or fifteen percent (15%) of the Net Sales Price. Said amount shall be payable to SGC as long as License Fee is paid to uWink.

          4.4 NON-BINDING. This Agreement does not constitute an agreement or commitment (express or implied) on the part of uWink to enter into any agreement or to enter into and consummate any transaction, and nothing in this agreement shall prevent uWink from abandoning or otherwise electing not to proceed with any proposed license or any other transaction with a Person. uWink shall have final authority to make all decisions with respect to any proposed license or any other transaction with a Person, including the right to determine whether to proceed with such a transaction, and in no event shall uWink have any liability or obligation to SGC with respect to any proposed license or sale with respect to uWink Products in the Field not accepted or entered into by uWink.

         4.5 EXCEPTION. uWink may be retained to develop or assist in the development of any product in the Field based upon any third party's own design; provided, however, in no event shall uWink employ Intellectual Property Rights subject to SGC's rights under this Agreement unless SGC has waived such rights in writing.

                                    ARTICLE 5

                               PATENT COOPERATION
                               ------------------

         5.1 FUNDING OPPORTUNITIES. uWink shall, from time to time during the term of this Agreement, disclose to SGC in writing its plan to pursue patent protection in the United States or another country in the world, for an invention related to or arising from a uWink Product, including without limitation New Products ("Prosecution Notice"). Notwithstanding the previous sentence, the Prosecution Notice shall not disclose any inventions or any other trade secrets, the disclosure of which would jeopardize, in uWink's sole discretion, its Intellectual Property Rights.

         5.2 FUNDING ELECTION. SGC will have thirty (30) calendar days immediately following the date of the Prosecution Notice, to elect to fund all prosecution and maintenance costs arising from the applications described in the Prosecution Notice. Should SGC provide uWink with a timely written notice of its election to fund all prosecution and maintenance costs arising from the applications described in the Prosecution Notice, then the patent application subject to the Prosecution Notice elected to be funded by SGC pursuant to this Section, and all divisionals, continuations, continuations-in-part, extensions (including supplemental protection certificates), substitutions, registrations, confirmations, re-examinations, renewals and patents issuing thereon or reissues thereof, and any and all claims under United States and foreign patents and patent applications corresponding directly thereto ( collectively "Elected Patent") shall be prosecuted and maintained pursuant to Section5.3.

         5.3 PROSECUTION AND MAINTENANCE.

                  5.3.1 uWink shall prosecute, at SGC's sole cost, the Elected Patent and shall maintain, at SGC's sole cost, such patent. SGC will have unlimited rights of consultation, at its sole cost, with uWink and with the patent attorney selected by uWink on all status matters only relating to the Elected Patent.

                  5.3.2 All patent expenses and costs incurred by uWink incident to the filing, prosecution and maintenance of the Elected Patent, shall accrue on the account of and be reimbursed by SGC. SGC shall pay all such patent expenses and costs for each Elected Patent within thirty (30) days of uWink's statement detailing such costs and expenses.

                  5.3.3 In the event that SGC decides not to continue to support and fund the prosecution of an Elected Patent or the maintenance of an Elected Patent, SGC will give uWink at least fifteen (15) days prior written notice of such election. No such notice will have any effect on SGC's obligations to pay expenses and costs incurred up to the effective date of such election. From and after the effective date of such election, uWink will have the right, but not the obligation, to pay for the prosecution or maintenance of such Elected Patent application that SGC is discontinuing. From and after the effective date of such election, any such Elected Patent as to which SGC will have elected to discontinue payment will thereafter be governed by Section 5.5.2. .

         5.4 APPLICABILITY. This Section shall apply only with respect to any monetary receipts received during the life of an Elected Patent from use of such Elected Patent.

         5.5 COMPENSATION.

                  5.5.1 In the event that uWink, in its sole discretion licenses any aspect of an Elected Patent to a third party then SGC shall be paid as its sole and final compensation under this Section an amount equal to fifty percent (50%) in cash of the Gross License Fees received by uWink, during the life of the Elected Patent, under such license of the Elected Patent. In the event that uWink sells a uWink Product at any time that uses any claims of an Elected Patent, then SGC shall be entitled as its sole and final compensation for such uWink Product, to an amount equal to fifty percent (50%) in cash of the fair market value, as negotiated in good faith and mutually agreed to by the Parties, of such patented feature. In the event uWink at any time sells a patent funded by SGC, SGC shall be entitled to receive an amount equal to 50% of the amount paid for said patent.

         5.5.2 In the event funding is terminated as provided in Section 5.3.3, the provisions of Section 5.5.1 shall apply but the percentage shall be equal to the proportion the actual funded amount bears to the total cost of the patent.

         5.6 NON-BINDING. This Agreement does not constitute an agreement or commitment (express or implied) on the part of uWink to disclose any plan to pursue patent protection in the United States or another country in the world, for an invention related to or arising from a uWink Product, or to enter into any business arrangement with respect to an Elected Patent

         5.7 NO REIMBURSEMENT. SGC shall not be entitled to be reimbursed any of the patent costs and expenses paid under this Section even if it receives no compensation with respect to such Elected Patent during the term of this Agreement.

         5.8 LICENSE TERMS. To the extent that the Parties enter into a license agreement with respect to any uWink Products, such license agreement will have warranties and representations to SGC that uWink exercised due diligence in the performance of its development so as not to infringe upon or practice any patent, right or other, intangible property right belonging any third party. Such license agreement shall also provide that uWink will indemnify and hold SGC harmless from and against all costs, expense, fees, liabilities and/or obligations arising out of the foregoing warranty and representation of uWink, as well as any other additional and customary terms as the Parties may mutually agree upon.


                                    ARTICLE 6

                               GENERAL OBLIGATIONS
                               -------------------

         6.1 ADVERTISING. SGC shall provide samples of its advertising copy and sales literature relating in any aspect to uWink or the uWink Products, in their original language to uWink prior to their publication or other dissemination. uWink reserves the right to review and approve all uses of uWink's name and uWink's other trademarks in SGC's advertising and promotion of uWink and the uWink Products, prior to their use. Such approval will not limit SGC's obligation to comply with all applicable laws and will not be deemed an endorsement or approval of any advertising content.

         6.2 COMPLIANCE WITH LAWS. SGC and uWink will comply with all applicable laws and regulations that govern its activities under this Agreement Each Party will comply with the compliance procedures of the other Party, which procedures are intended to insure the integrity of all business partners and business relationships These procedures are designed to sever business relationships when standards of integrity are not met.

         6.3 BUSINESS PRACTICES. Each Party shall: (a) avoid deceptive, misleading or unethical practices, (b) make no false or misleading representations with regard to the others Products, (c) not solicit orders from any Person that engages in illegal or deceptive trade practices or any other practices proscribed under this Agreement or under any applicable laws, regulations or practices; and (d) take no action, directly or indirectly, to hinder or frustrate the other Party in the exercise of its rights hereunder. Each Party shall conduct its business for its own account, as an independent contractor, in its own name, and not as an agent, employee, or partner of the other Party or actually, impliedly or ostensibly hold itself out as such. Except as herein expressly provided, Each Party shall determine in its own judgment how best to perform its obligations hereunder, and the other Party has no right to control such matters.

                                    ARTICLE 7

                               PROPRIETARY RIGHTS
                               ------------------

         7.1 UWINK'S RIGHTS.

                  7.1.1 All Intellectual Property Rights related to uWink Products shall always remain with uWink, and SGC shall not acquire any interest therein except as otherwise provided in this Agreement. The Parties agree that uWink shall solely own and have exclusive worldwide Intellectual Property Rights in and to the uWink Products and to all modifications, enhancements and derivative works thereof. SGC shall not challenge, contest or otherwise impair the validity or enforceability of uWink' Intellectual Property Rights related to the uWink Products.

                  7.1.2 uWink shall solely own and have exclusive worldwide right, title and interest in and to the Elected Patents, any modifications, enhancements and derivative works thereof, and to all Intellectual Property Rights related thereto. SGC hereby acknowledges and agrees that title to the Elected Patents shall always remain with uWink, and that SGC shall not acquire any interest therein except as otherwise provided in this Agreement. SGC shall not challenge, contest or otherwise impair uWink's ownership of the Elected Patents or the validity or enforceability of uWink's Intellectual Property Rights related thereto.

         7.2 CONFIDENTIALITY. Both Parties agree that during the performance of this Agreement, each Party may disclose to the other Confidential Information of such disclosing Party. Each Party shall not in any way disclose, copy, modify, distribute or otherwise transfer the other Party's Confidential Information, or any part thereof, to any other person or entity at any time, except as specifically permitted by this Agreement. Each Party has the right to disclose the Confidential Information of the other Party only to its employees who have a specific need to know in order to perform that Party's obligations hereunder, but each Party shall be responsible for all of its employees' actions. Each Party shall use the other Party's Confidential Information only to properly fulfill its obligations hereunder, and not for any other purpose. Upon request, each Party shall immediately return to the other Party the originals and all copies of any Confidential Information of the other Party. The obligations and restrictions set forth in this Section 6.2 shall not apply to any Confidential Information that falls within any of the following exceptions, provided the receiving Party produces credible written evidence to establish that such information:

                  7.2.1 is or becomes part of the public domain without breach of this Agreement by a receiving Party;

                  7.2.2 is independently developed by or for a receiving Party completely apart from the disclosures hereunder;

                  7.2.3 is received from a third party who lawfully acquires such information without restriction, and without breach of this Agreement by a receiving Party;

                  7.2.4 was in a receiving Party's possession prior to the disclosure by the other Party; and/or

                  7.2.5 is released pursuant to a binding court order or government regulation, provided that the receiving Party delivers a copy of such order or action to the other Party and cooperates with the other Party if it elects to contest such disclosure.

          If a receiving Party wishes to rely on the exceptions contained in subparagraphs 7.2.2, 7.2.3 or 7.2.4 above, then such receiving Party must demonstrate to the other Party's reasonable satisfaction the facts underlying why the exception applies within thirty (30) days of receipt of the Confidential Information from the other Party or of the applicability of such exception, as the case may be.

         7.3 ENFORCEMENT. SGC and uWink agree that either Party will be irreparably harmed and money damages would be inadequate compensation to a Party in the event the other Party breaches any provision of this Agreement. Accordingly, all of the provisions of this Agreement shall be specifically enforceable, and each Party shall be entitled to injunctive relief against the other Party, in addition to other available remedies, for the other Party's breach of any provision of this Agreement.

         7.4 INFRINGEMENT. SGC agrees to notify uWink of any conduct or actions on the part of third parties, which it deems to be an infringement or other violation of uWink's Intellectual Property Rights to the Wink Products or any Elected Patents. In such event, uWink shall have the sole right to bring an action for infringement or other appropriate action with respect thereto. uWink shall exclusively control the prosecution or settlement of any such action.

                                    ARTICLE 8

                                   WARRANTIES
                                   ----------

         8.1 MUTUAL WARRANTIES. Each Party represents and warrants to the other Party that it is not a party to any restrictions, agreements or understandings which would prevent or make unlawful such Party's acceptance of the terms set forth in this Agreement or such Party's performance hereunder. Each Party further represents that its acceptance of the terms of this Agreement and the performance of its obligations hereunder does not and will not (with or without the passage of time) conflict with or constitute a breach or default of any contract, agreement or understanding, oral or written, to which such Party is a party or by which such Party is bound. uWink and SGC further warrant to each other that each has the right to enter into this Agreement, to perform all of its respective obligations hereunder and to transfer and grant the rights transferred and granted herein. Each Party will perform this Agreement in accordance with professional industry standards.

         8.2 DISCLAIMER OF WARRANTY. uWINK SPECIFICALLY PROVIDES NO WARRANTY WHATSOEVER THAT THE uWINK PRODUCTS AND MATERIALS RELATED THERETO OR ALL COMPONENTS THEREOF WILL BE BUG OR ERROR FREE OR THAT THE uWINK PRODUCTS AND MATERIALS RELATED THERETO, ALL COMPONENTS THEREOF, WILL BE SUITABLE FOR SGC'S PURPOSES OR THAT ANY LETTERS PATENT WILL BE GRANTED FOR ANY OF THE ELECTED PATENTS. EXCEPT AS MAY BE SPECIFICALLY SET FORTH IN A SEPARATE WRITING, uWINK EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE uWINK PRODUCTS AND MATERIALS RELATED THERETO AND ALL COMPONENTS THEREOF AND ALL ELECTED PATENTS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR BASED ON COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE.

                                    ARTICLE 9

                            ALLOCATION OF LIABILITIES
                            -------------------------


         9.1 INDEMNITY. Each Party shall indemnify, defend and hold harmless the other Party against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of (a) the other Party's transactions with its customers, suppliers and any other parties, (b) any violations of the export laws or regulations of the United States or any applicable country, and/or (c) the other Party's negligent or willful acts or omissions. Each Party shall promptly notify the other Party in writing after it becomes aware of any such claims, but failure to give such notice shall not relieve the first Party of its indemnity obligations hereunder. The indemnifying Party shall have exclusive control over the settlement or defense of such claims or actions, except that the other Party may appear in the action, at its own expense, through counsel reasonably acceptable to the indemnifying Party, only in the event it is mutually determined by the parties that an actual conflict of interest would exist by the other Party's representation. The non-indemnifying Party shall give the indemnifying Party , at such indemnifying Party's expense, all information and assistance reasonably requested to settle or defend such claims or actions. The indemnifying Party shall be entitled to retain all monetary proceeds, attorneys' fees, costs and other rewards it receives as a result of defending or settling such claims. In the event the indemnifying Party fails to promptly indemnify and defend such claims and/or pay the other Party's expenses, as provided above, the other Party shall have the right to defend itself, and in that case, the indemnifying Party shall reimburse the other Party for all of its reasonable attorney's fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of the other Party's written requests.

         9.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT, THE BREACH THEREOF, ANY TRANSACTIONS RESULTING FROM THIS AGREEMENT, LOSS OF GOODWILL OR PROFITS, LOST BUSINESS HOWEVER CHARACTERIZED AND/OR FROM ANY OTHER CAUSE WHATSOEVER. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY'S ENTIRE LIABILITY TO THE OTHER PARTY WHETHER IN TORT, CONTRACT OR OTHERWISE SHALL NOT EXCEED $100,000.00.

                                   ARTICLE 10

                              TERM AND TERMINATION
                              --------------------

         10.1 TERM. The term of this Agreement shall be that period commencing on the Effective Date and ending on the third (3) year anniversary of the Effective Date, unless terminated earlier as set forth in 10.2.

         10.2 TERMINATION.  This Agreement may be terminated:

                  10.2.1 Except as set forth otherwise below, by either Party
(a) on sixty (60) calendar days' prior written notice to the other Party in the event the other Party breaches any of the material obligations on its part to be performed hereunder and fails to cure such breach within such sixty (60) calendar days of receiving written notice of the breach specifying in reasonable detail the nature of such breach, or (b) upon written notice if the other Party becomes insolvent or bankrupt, or is unable to meet its obligations when they become due; or (c) immediately and without notice if a receiver or other liquidating officer is appointed for substantially all of the assets or business of the other Party, or if the other Party makes an assignment for the benefit of creditors, or if the rights or interest of the other Party under this Agreement become an asset under any bankruptcy, insolvency or reorganization proceeding; or

                  10.2.2 By uWink immediately if SGC breaches Sections 0 6.1 and 6.2

                  10.2.3 By SGC immediately if uWink breaches Section 6.2.

         10.3 EFFECT OF TERMINATION. The provisions of Sections 4.4, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 7.1, 7.2, 7.3, 10.3, and 10.4 and all Sections under ARTICLE
1, ARTICLE 8, ARTICLE 9 and ARTICLE 10 shall survive the termination or expiration of this Agreement. All payments owed to SGC shall continue after termination as long as uWink receives payments.

         10.4 CESSATION OF USE. Upon termination or expiration of this Agreement other than as a result of a breach by uWink: (a) SGC shall return to uWink all copies of documentation regarding the uWink Products and all uWink Confidential Information previously disclosed to SGC; and (b) SGC shall remain liable for all of its obligations hereunder that accrued prior to the date of termination.

         10.5 CUMULATIVE REMEDIES. Subject to this Agreement, all rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.

                                   ARTICLE 11

                               GENERAL PROVISIONS
                               ------------------

         11.1 RELATIONSHIP OF PARTIES. The relationship between the Parties is only that of independent contractors notwithstanding any joint activities set forth in this Agreement. Neither uWink on the one hand or SGC on the other hand is the agent or legal representative of the other Party, and neither Party has the right or authority to bind the other Party in any way. This Agreement creates no relationship as partners or a joint venture. Each Party agrees to cooperate with the other Party, at such other Party's expense, in all actions to protect such other Party's respective right under this Agreement and to provide the other Party with all information and assistance reasonably requested by the other Party, at such other Party's expense.

         11.2 GOVERNING LAW AND VENUE. This Agreement shall be interpreted and enforced under the laws of the State of New York, without application of its conflicts or choice of law rules.

         11.3 ASSIGNMENT. Neither Party may assign this agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

         11.4 COUNTERPARTS. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

         11.5 WAIVER. The failure of a Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other Party, unless such waiver is in writing and signed by the Party to be charged.

         11.6 SEVERABILITY. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect and the invalid provision shall be construed to apply to the extent it would be valid.

         11.7 NOTICE. All notices, requests or other communications under this Agreement shall be in writing, and shall be sent to the designated representatives below, and shall be deemed to have been duly given on the date of service if sent by facsimile (provided a hard copy is sent in one of the manners specified below), or on the day following service if sent by overnight air courier service with next day delivery with written confirmation of delivery, or five (5) days after mailing if sent by first class, registered or certified mail, return receipt requested.

To uWink:                                           To SGC:
uWink, Inc.                                         Scientific Games Corporation
5443 Beethoven St.                                  750 Lexington Avenue
Los Angeles, CA 90066                               New York, NY 10022
Phone 310-827-6900                                  Phone 212-754-2233
Fax 310-827-7633                                    Fax 212-754-2372

         Each Party is required to notify the other Party in the above manner of any change of address.

         11.8 FURTHER ASSURANCES. The Parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

         11.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether oral or written. This Agreement shall be modified or amended only by a writing signed by each of SGC and uWink.

         11.10 AUTHORITY. The Parties executing this Agreement on behalf of uWink and SGC represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

         11.11 NO THIRD PARTY BENEFICIARIES. This agreement is for the benefit of the parties hereto, and shall not create or evidence any right in any third party.

         11.12 CAPTIONS. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.

         11.13 CONSIDERATION. The consideration for the rights granted under this Agreement is the investment by SGC in the common stock of uWink. Any such investment is conditioned upon execution of this Agreement by uWink.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

uWink:                                            SGC:

uWink, Inc.                                       Scientific Games Corporation


By:                                               By:
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Name:                                             Name:
   ------------------------------                     --------------------------

Title:                                            Title:
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